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                                                                         a(1)(k)


                                AMENDMENT NO. 10
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              AIM INVESTMENT FUNDS

         This Amendment No. 10 to the Agreement and Declaration of Trust of AIM Investment Funds (this "Amendment") amends, effective as of September 1, 2001, the Agreement and Declaration of Trust of AIM Investment Funds, a Delaware business trust (the "Trust"), dated as of May 7, 1998, as amended (the "Agreement").

         WHEREAS, Sections 2.3 and 9.7 of the Agreement empower the Trustees without Shareholder action to amend the Agreement in order to change the designations of the Portfolios and the Classes thereof; and

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:

                                   "SCHEDULE A

         AIM Investment Funds shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B and Class C):

                 AIM Developing Markets Fund
                 AIM Latin American Growth Fund
                 AIM Global Consumer Products and Services Fund
                 AIM Global Financial Services Fund
                 AIM Global Health Care Fund
                 AIM Global Infrastructure Fund
                 AIM Global Energy Fund
                 AIM Global Telecommunications and Technology Fund AIM Strategic Income Fund

Date: September 1, 2001"

         3. Except as specifically amended by this Amendment, the Agreement (including all prior amendments thereto) is hereby confirmed and remains in full force and effect.

         4. All references in the Agreement to "this Agreement" shall mean the Agreement including all prior amendments thereto) as amended by this Amendment.

         5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

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IN WITNESS WHEREOF, the undersigned Trustees of the Trust have executed this
Amendment as of June 12, 2001.


/s/ C. DEREK ANDERSON                       /s/ ROBERT H. GRAHAM
---------------------------                 -----------------------------
C. Derek Anderson, Trustee                  Robert H. Graham, Trustee


/s/ FRANK S. BAYLEY                         /s/ RUTH H. QUIGLEY
-----------------------------               -----------------------------
Frank S. Bayley, Trustee                    Ruth H. Quigley, Trustee



        THIS IS THE SIGNATURE PAGE FOR AMENDMENT NO. 10 TO AGREEMENT AND
                  DECLARATION OF TRUST OF AIM INVESTMENT FUNDS